Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Joseph C. O’Neill, Jr.,

EVP/ Chief Financial Officer

(267) 280-4000

HV Bancorp, Inc. Closes on a $10 Million Fixed to Floating Rate Subordinated Note

Doylestown, Pennsylvania- June 1, 2021.  HV Bancorp, Inc. (the “Company”) (Nasdaq Capital Market: HVBC), the holding company of Huntingdon Valley Bank (the “Bank”), announced today the completion of its private placement of $10 million of a 4.50% Fixed to Floating Rate Subordinated Note (the “Note”).

The Note will have a maturity date of May 28, 2031, and initially bear interest, payable semi-annually in arrears at a fixed annual rate of 4.50% per annum until May 28, 2026. Commencing on that date, the interest rate applicable to the outstanding principal amount due will reset quarterly to an interest rate per annum equal to the then current three-month average secured overnight financing rate (SOFR) plus 325 basis points, payable quarterly in arrears until maturity. The Company may redeem and pay the Note at par, in whole or in part, at its option, anytime beginning on or after May 28, 2026. The Note is intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

Travis J. Thompson, Esq., Chairman, President & CEO, commented, “The growth of HVB in recent years is the culmination of a vision shared across the organization, that a community bank can outperform given the proper strategic initiatives and superior execution. This private placement of $10 million will enable HVB to continue its historic growth in each of our business lines, expanding relationships throughout the Greater Philadelphia Market. It was a pleasure working with Fulton Bank on their purchase of the entire subordinated debt offering.”

The Company intends to use the net proceeds from the private placement for general corporate purposes and to support the Bank’s organic growth initiatives.

This press release is for informational purposes only and shall not constitute an offer to sell, or the solicitation of an offer to buy, any security, nor shall there be any sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The Note has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Note is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

About HV Bancorp, Inc.

HV Bancorp, Inc. (Nasdaq Capital Market: HVBC) is a bank holding company headquartered in Doylestown, PA. Through its wholly owned subsidiary Huntingdon Valley Bank, we primarily serve communities located in Montgomery, Bucks and Philadelphia Counties in Pennsylvania, New Castle County in Delaware, and Burlington County in New Jersey from our executive office, seven full service bank offices and one limited service bank office. We also operate five loan production and sales offices in our geographical footprint.

Forward-Looking Statements

Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Such forward-looking statements are subject to risk and uncertainties described in our SEC filings, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, the negative impact of severe wide-ranging and continuing disruptions caused by the spread of coronavirus COVID-19 on current operations, customers and the economy in general, changes in interest rate environment, increases in nonperforming loans, legislative and regulatory changes that adversely affect the business of the Company and the Bank, and changes in the securities markets. Except as required by law, the Company does not undertake any obligation to update any forward-looking statements to reflect changes in belief, expectations or event.